UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2014

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 4, 2014, CenterPoint Energy, Inc. (the “Company”) announced that Mrs. Kristie Colvin, 50, was named Senior Vice President and Chief Accounting Officer of the Company, effective immediately. Since July 2010, Mrs. Colvin has served as Division Vice President Finance, Regulated Operations for CenterPoint Energy Houston Electric, LLC, CenterPoint Energy Resources Corp. and CenterPoint Energy Service Company, LLC, each an indirect, wholly-owned subsidiary of the Company. Prior to that time, she served as Senior Director, Financial Planning and Performance Measurement of the Company from August 2007 through June 2010.

Mrs. Colvin succeeds Mr. Walter L. Fitzgerald who retired from the role of Senior Vice President and Chief Accounting Officer of the Company, effective August 31, 2014.

Mrs. Colvin has been with the Company for nearly 25 years, during which time she held various financial roles and management positions of increasing responsibility. These positions included responsibility for financial planning and analysis, regulatory planning, internal reporting, budgeting and accounting. She received her bachelor’s degree in accounting and finance from Houston Baptist University and is a certified public accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: September 4, 2014	By:	/s/ Gary L. Whitlock
Gary L. Whitlock
Executive Vice President and Chief Financial Officer